Exhibit 10.1

GENERAL RELEASE AND SEVERANCE AGREEMENT

This General Release and Severance Agreement (the “Agreement”), dated as of December 21, 2017, is made and entered into by and between Matthew Briand, his heirs, successors and assigns (collectively, “Employee”) and Staffing 360 Solutions, Inc., and any of its parents, predecessors, successors, subsidiaries, affiliates or related companies (including, without limitation Monroe Staffing Services LLC (“Monroe Staffing”)) (collectively, the “Company”).

For good and valuable consideration, receipt of which is hereby acknowledged, in order to effect a mutually satisfactory and amicable separation of employment from the Company and to resolve and settle finally, fully and completely all matters and disputes that now or may exist between them, as set forth below, Employee and the Company agree as follows:

1.Separation from Employment.  Effective January 31, 2018 (the “Separation Date”), Employee’s employment with the Company shall cease.  Notwithstanding the foregoing, effective immediately upon Employee’s execution of this Agreement, he shall relinquish all positions, offices, and authority with the Company, except as directed by the Company, including, without limitation, to perform the transition services set forth in Section 4 below.  Upon Employee’s execution of this Agreement, he shall also execute and deliver a resignation letter confirming his resignation from the Board of Directors of Staffing 360 Solutions, Inc., effective as of the date of execution of this Agreement.  Employee acknowledges and agrees, except for the payments described hereunder, Employee has no rights to any other wages and other compensation or remuneration of any kind due or owed from the Company, including, but not limited, to all wages, reimbursements, bonuses, advances, vacation pay, severance pay, vested or unvested equity or stock options, awards, and any other incentive-based compensation or benefits to which Employee was or may become entitled or eligible.

2.Employment Agreement.  The employment agreement between Employee and Monroe Staffing dated January 3, 2014 (the “Employment Agreement”) has terminated forever and no party shall have any further obligation or liability thereunder, except that Employee acknowledges and agrees that subparts (b) and (c) of Clause 10 Other Interests of the Employment Agreement, shall remain in full force and effect in accordance with their terms.  The Company agrees that Clause 12 Indemnification and Insurance of the Employment Agreement, shall remain in full force and effect in accordance with its terms.

3.Consideration.  In consideration of this Agreement and the release herein, and his compliance with his obligations hereunder, the Company will provide Employee with the following: (i) pay through January 31, 2018 in the same amount and manner in which Employee was paid immediately prior to this Agreement; (ii) severance pay in the amount of $362,000 (as of January 31, 2018) for twelve (12) months, payable over three (3) months in equal installments in accordance with the normal payroll policies of the Company, with the first installment being paid on the Company’s first regular pay date on or after January 31, 2018, which initial payment shall include all installment amounts that would have been paid during the first thirty (30) days following the Separation Agreement had installments commenced immediately following the Separation Date; (iii) performance bonuses for 2017 and 2018, in the amounts, if any, as determined by the Company’s Board of Directors based upon the criteria set forth for its executives, payable in cash at the time any such performance bonuses are ordinarily paid to the

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Company’s executives; (iv) for a period of twelve (12) months following the Separation Date, all health insurance plan benefits to which Employee and his family was entitled prior to the Separation Date under any such benefit plans or arrangements maintained by the Company in which Employee and his family participated, shall be provided to the same extent of coverage, pursuant to COBRA, to be paid directly by the Company; (v) any unvested stock options and restricted securities granted to Employee shall be fully and immediately exercisable or non-forfeitable, as applicable; (vi) reimbursement for life insurance benefits, payable in the calendar year 2018 in the same amount as Employee received as an active employee of the Company; (vii) reimbursement of disability insurance premiums, payable in the calendar year 2018 in the same amount as Employee received as an active employee of the Company; and (viii) an automobile allowance, payable in the calendar year 2018 in the same amount as Employee received as an active employee of the Company.  The Company shall deduct or withhold any applicable taxes and other withholdings from the foregoing consideration as required by applicable law or regulation. Payments of all consideration and reimbursement set forth above shall be made prior to the purchase, sale or acquisition of the Company.

4.Transition Services.  Through the Separation Date, Employee shall perform such services as the Company may request, including, without limitation, those relating to the transition of his positions, offices, authority, duties, or responsibilities with the Company.  Employee also agrees to assist with the execution of all documents and all other instruments which the Company shall deem necessary to accomplish any such transition.

5.Release of Claims against the Company.  For and in consideration of the right to receive the consideration described in Section 4 of this Agreement, Employee fully and irrevocably releases and discharges the Company, including all of its affiliates, parent companies, subsidiary companies, employees, owners, directors, officers, principals, agents, insurers, and attorneys (the “Released Parties”) from any and all claims arising or existing on, or at any time prior to, the date this Agreement is signed by Employee.  Such released claims include, without limitation, claims relating to or arising out of: (i) Employee’s hiring, compensation, benefits and employment with the Company, (ii) Employee’s separation from employment with the Company, and (iii) all claims known or unknown or which could or have been asserted by Employee against the Released Parties, at law or in equity, or sounding in contract (express or implied) or tort, including claims arising under any foreign, international, federal, state, or local laws of any jurisdiction that prohibit age, sex, race, national origin, color, disability, religion, veteran, military status, pregnancy, sexual orientation, or any other form of discrimination, harassment, or retaliation, including, without limitation, claims under the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; the Americans with Disabilities Act; Title VII of the Civil Rights Act of 1964; the Rehabilitation Act; the Equal Pay Act; the Family and Medical Leave Act, 42 U.S.C. §1981; the Civil Rights Act of 1991; the Civil Rights Act of 1866 and/or 1871; the Occupational Safety and Health Act; the Sarbanes Oxley Act; the Employee Polygraph Protection Act; the Uniform Services and Employment and Re-Employment Rights Act; the Worker Adjustment Retraining Notification Act; the National Labor Relations Act and the Labor Management Relations Act; the Connecticut Human Rights and Opportunities Act, and any other similar or equivalent state laws; the New York State and City Human Rights Laws, and any other similar or equivalent state laws; the Massachusetts Fair Employment Practices Act, and any other similar or equivalent state laws; the Florida Civil Rights Act, and any other similar or equivalent state laws; the Delaware Discrimination in

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Employment Act and Handicapped Persons Employment Protections Act, and any other similar or equivalent state laws; and any other foreign, international, federal, state, local, municipal or common law whistleblower protection claim, discrimination or anti-retaliation statute or ordinance; claims arising under the Employee Retirement Income Security Act; claims arising under the Fair Labor Standards Act; or any other statutory, contractual or common law claims.  Employee does not release Employee’s right to enforce the terms of this Agreement.

6.Release of Claims against Employee. For and in consideration of the releases described in Section 5 of this Agreement, the Company, including all of its affiliates, parent companies, and subsidiary companies, fully and irrevocably releases and discharges Employee from any and all claims arising or existing on, or at any time prior to, the date this Agreement is signed by the Company.

7.No Interference.  Nothing in this Agreement is intended to interfere with Employee’s right to report possible violations of federal, state or local law or regulation to any governmental or law enforcement agency or entity (including, without limitation, the Securities and Exchange Commission), or to make other disclosures that are protected under the whistleblower provisions of federal or state law or regulation.  Employee further acknowledges that nothing in this Agreement is intended to interfere with Employee’s right to file a claim or charge with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission (the “EEOC”), any state human rights commission, or any other government agency or entity.  However, by executing this Agreement, Employee hereby waives the right to recover any damages or benefits in any proceeding Employee may bring before the EEOC, any state human rights commission, or any other government agency or in any proceeding brought by the EEOC, any state human rights commission, or any other government agency on Employee’s behalf with respect to any claim released in this Agreement; provided, however, for purposes of clarity, Employee does not waive any right to any whistleblower award pursuant to Section 21F of the Securities Exchange Act of 1934 or any other similar provision.

8.Review and Consultation.  Employee acknowledges that: (i) this Agreement is written in terms and sets forth conditions in a manner which he understands; (ii) he has carefully read and understands all of the terms and conditions of this Agreement; (iii) he agrees with the terms and conditions of this Agreement; and (iv) he enters into this Agreement knowingly and voluntarily.  Employee acknowledges that he does not waive rights or claims that may arise after the date this Agreement is executed, that he has been given twenty-one (21) days from receipt of this Agreement in which to consider whether he wanted to sign it, that any modifications, material or otherwise made to this Agreement do not restart or affect in any manner the original twenty-one (21) day consideration period, and that the Company advises Employee to consult with an attorney before he signs this Agreement, and Employee represents that he understands, that he may revoke his acceptance of this Agreement at any time for seven (7) days following his execution of the Agreement and must provide notice of such revocation by giving written notice to the Company.  If not revoked by written notice received on or before the eighth (8th) day following the date of his execution of the Agreement, this Agreement shall be deemed to have become enforceable and on such eighth (8th) day.

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9.Non-Disparagement.  Employee and the Company agree that their goodwill and reputation are assets of great value to them which were obtained through great costs, time and effort.  Therefore, Employee and the Company agree that after the termination of Employee’s employment, they shall not in any way, directly or indirectly, disparage, libel or defame the other.

10.Return of Property.  Employee hereby agrees that he is required to return, and represents and warrants to the Company that he has returned, all originals and copies (whether in paper, electronic, magnetic or computer form) of all contracts, memoranda, notes, plans, records, reports and other documents, as well as all identification badges, keys, credit cards, entry cards, technology and all other items that are the property of the Company and/or that contain or embody any confidential proprietary or trade secret information of the Company, and, in the case of documents, he has returned to the Company any and all materials of any kind and in whatever medium evidenced, including, without limitation, all hard disk drive data, diskettes, electronic messages or files, microfiche, photographs, negatives, blueprints, printed materials, tape recordings and videotapes (and all reproductions thereof) relating to the Company that he may possess or have under his control. Employee will retain his cellular telephone number.

11.Confidentiality.  Employee agrees that he will keep both the fact of this Agreement and the terms of this Agreement confidential, and will not disclose the fact of this Agreement or the terms of this Agreement to anyone other than Employee's spouse/registered domestic partner, attorney or accountant/tax advisor, unless otherwise required to under applicable law or regulation after providing reasonable notice in writing to the Company and a reasonable opportunity to challenge any such disclosure.

12.No Further Services.  Employee agrees that he will not seek, apply for, accept, or otherwise pursue employment, engagement, or arrangement to provide further services with or for the Company, as an employee, independent contractor or otherwise.

13.Governing Law/Venue.  The parties agree that the Agreement shall be governed by and construed under the internal laws of the State of New York.  In the event of any dispute regarding this Agreement, the parties hereby irrevocably agree to submit to the exclusive jurisdiction of the federal and state courts situated in New York, New York, and Employee agrees that he shall not challenge personal or subject matter jurisdiction in such courts.  The parties also hereby waive any right to trial by jury in connection with any litigation or disputes under or in connection with this Agreement.

14.Voluntary.  This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto. The parties acknowledge that they have had ample opportunity to have this Agreement reviewed by the counsel of their choice.

15.Acknowledgment.  Employee acknowledges and agrees that the consideration provided herein is consideration to which Employee is not otherwise entitled except pursuant to the terms of this Agreement, and are being provided in exchange for Employee’s compliance with his obligations set forth hereunder.

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16.No Admission of Liability.  This Agreement shall not in any way be construed as an admission by the Company of any acts of wrongdoing or violation of any statute, law or legal right.

17.Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed signature page of this Agreement by facsimile or by electronic mail in portable document format (PDF) will be effective as delivery of a manually executed signature page of this Agreement.

18.Sole Agreement and Severability.  Except as set forth herein, this Agreement is the sole, entire and complete agreement of the parties relating in any way to the subject matter hereof.  No statements, promises or representations have been made by any party to any other party, or relied upon, and no consideration has been offered, promised, expected or held out other than as expressly set forth herein, provided only that the release of claims in any prior agreement or release shall remain in full force and effect.  The covenants contained in this Agreement are intended by the parties hereto as separate and divisible provisions, and in the event that any or all of the covenants expressed herein shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining parts, terms or provisions of this Agreement shall not be affected and such provisions shall remain in full force and effect.

PLEASE READ CAREFULLY.  THIS GENERAL RELEASE AND SEVERANCE AGREEMENT INCLUDES A RELEASE OF ANY AND ALL CLAIMS, KNOWN OR UNKNOWN, AGAINST THE COMPANY.

STAFFING 360 SOLUTIONS , INC.MATTHEW BRIAND

By:_/s/ Brendan Flood_________________/s/ Matthew Briand

Title:Executive ChairmanDate:December 21, 2017

Date:December 21, 2017

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